SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): June 28, 2011
University General Health System, Inc.
(a Nevada Corporation)

333-140567	71-0822436
(Commission File Number)	(IRS Employer Identification Number)

7501 Fannin Street
Houston, Texas 77054
(713) 375-7100

Hassan Chahadeh, M.D.
7501 Fannin Street
Houston, Texas 77054
(713) 375-7100
(Telephone number, including area code of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01- Entry Into Material Definitive Agreements

TrinityCare Acquisition Agreements

On June 28, 2011, UGHS Senior Living of Pearland, LLC (“UGHSSL-Pearland”), a newly-formed wholly-owned subsidiary of University General Health System, Inc., a Nevada corporation (“UGHS”), executed an asset acquisition agreement with TrinityCare Senior Living of Pearland, LLC (“TrinityCare-Pearland”), pursuant to which UGHSSL-Pearland agreed to acquire the Trinity Oaks Senior Living community in Pearland, Texas (“Trinity Oaks”). Trinity Oaks is an 80 unit senior living community providing independent living and assisted living services since 2001. The purchase price for the acquisition consists of (i) $519,167 cash payable on or before August 30, 2011, (ii) the execution of a $1,038,333 seller subordinated promissory note executed by UGHSSL-Pearland and payable over two years, and (iii) the issuance by UGHS of 3,562,500 shares of its Common Stock, par value $0.01 per share (the “UGHS Common Stock”). As part of the acquisition, UGHSSL-Pearland agreed to assume approximately $6,220,000 of TrinityCare-Pearland’s debt obligations. The acquisition contemplated by this agreement was completed effective June 30, 2011 as described in Item 2.01 of this Report.

On June 28, 2011, UGHS Senior Living of Port Lavaca, LLC (“UGHSSL-Port Lavaca”), a newly-formed wholly-owned subsidiary of UGHS, executed an asset acquisition agreement with TrinityCare Senior Living of Port Lavaca, LLC (“TrinityCare-Port Lavaca”), pursuant to which UGHSSL-Port Lavaca agreed to acquire the Trinity Shores senior living community located in Port Lavaca, Texas (“Trinity Shores”). Trinity Shores is an 63 unit senior living community providing independent living, assisted living and memory care services since 2007. The purchase price for the acquisition consists of (i) $341,667 cash payable on or before August 30, 2011, (ii) the execution of a $683,333 seller subordinated promissory note executed by UGHSSL-Pearland and payable over two years, and (iii) the issuance by UGHS of 2,102,679 shares of UGHS Common Stock. As part of the acquisition, UGHSSL-Pearland agreed to assume approximately $5,375,000 of TrinityCare-Port Lavaca’s debt obligations.  The acquisition contemplated by this agreement was completed effective June 30, 2011 as described in Item 2.01 of this Report.

On June 28, 2011, UGHS Senior Living of Knoxville, LLC (“UGHSSL-Knoxville”), a newly-formed wholly-owned subsidiary of UGHS executed an asset acquisition agreement with TrinityCare Senior Living of Knoxville, LLC (“TrinityCare-Knoxville”), pursuant to which UGHSSL-Knoxville agreed to acquire the Trinity Hills senior living community located in Knoxville, Tennessee.  Trinity Hills is an 87 unit senior living community providing independent living, assisted living and memory care services since 2007.  The purchase price for the acquisition consists of (i) $546,712 cash payable on or before August 30, 2011, (ii) the execution of a $1,093,423 seller subordinated promissory note executed by UGHSSL-Pearland, and (iii) the issuance by UGHS of 3,088,236 shares of UGHS Common Stock. As part of the acquisition, UGHSSL-Pearland agreed to assume approximately $5,851,000 of TrinityCare-Port Lavaca’s debt obligations. The acquisition contemplated by this agreement was completed effective June 30, 2011 as described in Item 2.01 of this Report.

On June 28, 2011, UGHS, TrinityCare Senior Living, LLC, Donald W. Sapaugh and Al Denson executed a Purchase and Sale Agreement, pursuant to which UGHS agreed to acquire 51% of the ownership interests of TrinityCare Senior Living, LLC., a developer and manager of senior living communities (“TrinityCare”).  The purchase price for the acquisition consists of 4,142,480 shares of UGHS Common Stock issued collectively to Mr. Sapaugh and Mr. Denson.  TrinityCare provides management services to Trinty Oaks, Trinity Shores and Trinity Hills as well as an assisted living community and two memory care greenhouses in Columbus, Georgia. The acquisition contemplated by this agreement was completed effective June 30, 2011 as described in Item 2.01 of this Report.

All TrintyCare communities operate under a faith-based model with dozens of churches actively participating in ministry activities in support of each community. Occupancy for all of the TrinityCare-owned and managed properties have exceeded 91% over the last twelve months.

Autimis Acquisition Agreements

On June 30, 2011, UGHS Autimis Billing, Inc. (“UGHS Billing”), a newly-formed, wholly-owned subsidiary UGHS, executed an asset acquisition agreement with Autimis LLC (“Autimis Billing”) and its owners, pursuant to which UGHS Billing agreed to acquire substantially all of the properties and assets of Autimis Billing.  Autimis Billing is a revenue cycle management company that specializes in serving hospitals, ambulatory surgery centers, outpatient laboratories and free-standing outpatient emergency rooms.  The purchase price for the acquisition consists of 8,000,000 shares of UGHS Common Stock. The acquisition contemplated by this agreement was completed effective June 30, 2011 as described in Item 2.01 of this Report.

On June 30, 2011, UGHS Coding, Inc. (“UGHS Coding”), a newly-formed, wholly-owned subsidiary UGHS, executed an asset acquisition agreement with Autimis Medical Billing LLC (“Autimis Coding”) and its owners, pursuant to which UGHS Coding agreed to acquire substantially all of the properties and assets of Autimis Coding. The purchase price for the acquisition consists of 1,000,000 shares of UGHS Common Stock. Autimis Coding is a specialized health care coding company also serving hospitals, ambulatory surgery centers, outpatient laboratories and free-standing outpatient emergency rooms. The acquisition contemplated by this agreement was completed effective June 30, 2011 as described in Item 2.01 of this Report.

Autimis Billing and Autimis Coding have provided billing, coding and other revenue cycle management services to University General Hospital (“UGH”), our 72 bed general acute care hospital in Houston, since September 2009 under separate service agreements. The owners of Autimis Coding include Hassan Chahadeh (our Chief Executive Officer, President and member of our Board of Directors), Michael L Griffin (our Chief Financial Officer and member of our Board of Directors), Kelly Riedel (our Chief Operating Officer) and Rusty Shelton (our Chief Investment Officer).  In approving the foregoing agreements, the disinterested members of the Board of Directors of the Corporation received a valuation opinion of the assets to be acquired from Autimis Billing and Autimis Coding from an independent valuation firm. Having considered and discussed such opinion and having received disclosure of the material facts relating to the interests of the foregoing individuals, the directors of UGHS (including the disinterested members of the Board of Directors) determined that the transactions contemplated by the foregoing Autimis Acquisition Agreements are just, fair, and reasonable to UGHS and are in the best interest of UGHS and its shareholders.

ITEM 2.01- Completion of Acquisition and Disposition of Assets

Effective June 30, 2011, UGHS completed the acquisitions contemplated by the TrinityCare Acquisition Agreements described in Item 1.01 of this Report.  Through its wholly-owned subsidiaries, UGHS acquired and now owns and operates three senior living communities: Trinity Oaks of Pearland, Texas, Trinity Shores of Port Lavaca, Texas and Trinity Hills of Knoxville, Tennessee. As UGHS’ majority-owned subsidiary, TrinityCare continues to manage the three existing senior living communities, and will continue to develop additional communities across the United States and internationally. The TrinityCare acquisitions are expected to increase UGHS’s consolidated net assets by approximately $35 million and its consolidated net equity by approximately $12 million.

Effective June 30, 2011, UGHS, through its wholly-owned subsidiaries, completed the acquisitions contemplated by the Autimis Acquisition Agreements described in Item 1.01 of this Report.  The assets acquired include several proprietary software applications that aid in revenue capture and ultimately the cash receipts for health care providers.  Revenaid Practice Management™ is a physician scheduling, billing and electronic medical records application. Revenaid AR Workflow™ is an accounts receivable follow-up tool that automates the insurance collections process and tracks insurance contract compliance based upon insurance payments received. Revenaid Executive Management™ is a web-based business intelligence system that provides detailed analysis of trended metrics on an hourly basis. These applications allow health care facilities to react quickly to changing business trends throughout their organizations.  The assets acquired also included six customer contracts for health care providers located in Texas, New Mexico, Illinois and Florida.  The Autimis acquisitions are expected to increase UGHS’s consolidated net assets by approximately $8,230,000 and its consolidated net equity by nearly $8,280,000.

As required by Item 9.01 of Form 8-K, within 74 days after the date hereof, the UGHS will prepare and file with the SEC an amendment to this Form 8-K that includes the financial statements and pro forma financial information prepared pursuant to Regulation S-X of the Securities Exchange Act for the periods specified in Rule 3.05(b)(2) or Rule 8-04(b) thereunder.

ITEM 3.02 - Unregistered Sale of Equity Securities

In connection with the acquisitions described in Item 2.01 of this Report, effective June 30, 2011, the Company issued (i) a total of 8,753,415 shares of UGHS Common Stock to TrinityCare-Pearland, TrinityCare-Port Lavaca, and TrinityCare-Knoxville, (ii) a total of 4,142,480 shares of UGHS Common Stock to the existing owners of TrinityCare and (iii) a total of 9,000,000 shares of UGHS Common Stock to Autimis Billing and Autimis Coding.

The shares were issued without registration in reliance on the exemption in Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D thereunder.  The Company believes the exemption is available because the offering was made solely and only to the parties to the acquisitions described in this Report following comprehensive due diligence investigation without any public offering or solicitation.

ITEM 9.01 – Financial Statements and Exhibits

EXHIBIT                      DESCRIPTION

2.1                      Asset Acquisition Agreement dated June 28, 2011 for the acquisition of TrinityCare-Pearland

2.2                      Asset Acquisition Agreement dated June 28, 2011 for the acquisition of TrinityCare-Port Lavaca

2.3                      Asset Acquisition Agreement dated June 28, 2011 for the acquisition of TrinityCare-Knoxville

2.4                      Purchase and Sale Agreement dated June 28,2011 for the acquisition of TrinityCare

2.5                      Asset Acquisition Agreement dated June 30, 2011 for the acuisition of Autimis Billing

2.6                      Asset Acquisition Agreement dated June 30, 2011 for the acquisition of Autimis Coding

99.1                      Press Release of June 29, 2011 Regarding TrinityCare Acquisitions

99.2                      Press Release of June 30, 2011 Regarding Autims Acquisitions

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

University General Health System, Inc.

Date: July 1, 2011	By: /s/ Hassan Chahadeh, M.D.
Name: Hassan Chahadeh, M.D. Title: Chairman of the Board